Exhibit 10.1

[FORM OF AMENDED AND RESTATED SENIOR CONVERTIBLE NOTE]

THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS NOTE. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 18(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

VERENIUM CORPORATION

AMENDED AND RESTATED SENIOR CONVERTIBLE NOTE

Issuance Date: February 27, 2008	Original Principal Amount: U.S. $[ ]

FOR VALUE RECEIVED, Verenium Corporation, a Delaware corporation (the “Company”), hereby promises to pay to [NAME OF HOLDER] or registered assigns (the “Holder”) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Amended and Restated Senior Convertible Note (including all notes issued in exchange, transfer or replacement hereof, and as amended or amended and restated from time to time, this “Note”) is one of an issue of Amended and Restated Senior Convertible Notes of the Company (collectively, the “Notes” and such other Amended and Restated Senior Convertible Notes, the “Other Notes”) issued [pursuant to that certain Amendment Agreement, dated as of July [    ], 2009, by and between the Company and the Holder (the “Amendment Agreement”) and those certain other Amendment Agreements (the “Other Amendment Agreements”, and together with the Amendment Agreement, the “Amendment Agreements”), each by and between the Company and another holder]1 [pursuant to those certain Amendment Agreements, dated as of July [    ], 2009[ or July [    ], 2009]] (the “Amendment Agreements”), each by and between the Company and a holder]2 of the 8% Amended and Restated Senior Convertible Notes due 2012 of the Company (the “Existing Notes”), which, among other things, as of the Amendment Time (as defined in the Amendment Agreement) and subject to the Approval (as defined in the Amendment Agreement) and the consummation of the transactions contemplated by such Amendment Agreements, shall amend and restate the Existing Notes held by the Holder immediately prior thereto (such date, the

[1]	Insert for Holders that have executed Amendment Agreements
[2]	Insert for Holders that have not executed Amendment Agreements

“Amendment Date”). The issuance of this Note shall not, except as specified herein or as set forth herein or, if applicable, in the Holder’s Amendment Agreement, constitute a release, satisfaction or novation of any of the obligations under the Existing Notes, the Amendment Agreements or any other Note Transaction Document (as defined below). Certain capitalized terms used herein are defined in Section 30.

(1) PAYMENTS OF PRINCIPAL. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges on such Principal and Interest. The “Maturity Date” shall be April 1, 2012, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default and (ii) through the date that is ten (10) Business Days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(b)) is delivered prior to the Maturity Date. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any.

(2) INTEREST; INTEREST RATE. (a) Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a three hundred and sixty (360)-day year and twelve (12) thirty (30)-day months and shall be payable in arrears quarterly on January 1, April 1, July 1 and October 1 of each year (each, an “Interest Date”) with the first Interest Date being April 1, 2008. All Interest paid with respect to the Existing Note that this Note amends and restates prior to the Amendment Date shall be credited for purposes of determining the Interest due under this Note and all accrued and unpaid interest outstanding under the Existing Note immediately prior to the Amendment Date shall be accrued and unpaid interest outstanding under this Note as of the Amendment Date. Interest shall be payable on each Interest Date, to the record holder of this Note on the applicable Interest Date, at the Company’s option, in cash (“Cash Interest”), or in shares of Common Stock which have been registered for resale or are eligible for sale without restriction pursuant to Rule 144 and without the requirement for the Company or any of its Subsidiaries to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act (“Interest Shares”) so long as there has been no Equity Conditions Failure, or in a combination of Cash Interest and Interest Shares provided that the Interest shall be payable in Interest Shares if, and only if, the Company delivers a written notice (each, an “Interest Election Notice”) to each holder of the Notes on or prior to the Interest Notice Due Date (the date such notice is delivered to all of the holders, the “Interest Notice Date”) pursuant to which notice, the Company (i) elects to pay Interest entirely in Interest Shares or a combination of Cash Interest and Interest Shares and specifies the amount of Interest that shall be paid as Cash Interest and the amount of Interest, if any, that shall be paid in Interest Shares and (ii) certifies that there has been no Equity Conditions Failure. If the Equity Conditions are not satisfied as of the Interest Notice Date, regardless of whether the Company has delivered the Interest Election Notice to any holder of the Notes, the Interest shall be paid as Cash Interest. If the Equity Conditions were satisfied as of the Interest Notice Date but the Equity Conditions are no longer satisfied at any time prior to the Interest Date, the Company shall provide the Holder a subsequent notice to that effect indicating that unless the Holder waives the Equity Conditions, the Interest shall be paid in cash. Interest to be paid on an Interest Date in Interest Shares shall be paid in a number of fully paid and nonassessable shares (with cash paid in lieu of fractional shares based on the Closing Sale Price of the Common Stock (as defined below) on the Trading Day immediately preceding the applicable Interest Date) of Common Stock equal to the quotient of (1) the amount of Interest payable on such Interest Date less any Cash Interest paid and (2) the Interest Conversion Price in effect on the applicable Interest Date.

(b) When any Interest Shares are to be paid on an Interest Date, the Company shall (i) (A) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Interest Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver on the applicable Interest Date, to the address set forth in the register maintained by the Company for such purpose pursuant to the Securities Purchase Agreement or to such address as specified by the Holder in writing to the Company at least two (2) Business Days prior to the applicable Interest Date, a certificate, registered in the name of the Holder or its designee, for the number of Interest Shares to which the Holder shall be entitled and (ii) with respect to each Interest Date, pay to the Holder, in cash by wire transfer of immediately available funds, the amount of any Cash Interest.

(c) Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate and be payable on each Conversion Date in accordance with Section 3(c)(i). From and after the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased to fifteen percent (15.0%). In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default. The Company shall pay any and all transfer, stamp and similar taxes (other than income and similar taxes) which are required to be paid in connection with the issuance and delivery of Interest Shares.

(3) CONVERSION OF NOTES. This Note shall be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(d), after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall pay cash in lieu of fractional shares based on the Closing Sale Price of the Common Stock on the Conversion Date. The Company shall pay any and all transfer, stamp and similar taxes

(other than income and similar taxes) which are required to be paid in connection with the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i) “Conversion Amount” means the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made.

(ii) “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, $1.74, subject to adjustment as provided herein.

(c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 3(c)(iii), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before the first (1st) Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile or electronic mail a confirmation of receipt of such Conversion Notice to the Holder and the Transfer Agent. At any time on or before the third (3rd) Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (1) (x) provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled and (2) pay to the Holder at the option of the Company (a) in cash, by wire transfer of immediately available funds, an amount equal to the sum of (I) the Make-Whole Amount and (II) any accrued and unpaid Interest and Late Charges, if any, on such Conversion Amount and Interest, or (b) in a number of fully paid and nonassessable shares (in accordance with Section 3(a)) of Common Stock which have been registered for resale or are eligible for sale without restriction pursuant to Rule 144 and without the requirement for the Company or any of its Subsidiaries to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act equal to the quotient of (I) the sum of the Make-Whole Amount plus any accrued and unpaid Interest plus Late Charges, if any, on such Conversion Amount and Interest, and (II) the Interest Conversion Price in effect on the applicable Conversion Date, so long as there has been no Equity Conditions Failure, or (c) in a combination of the cash payment and stock payment described in the foregoing Sections 3(c)(i)(2)(a) and 3(c)(i)(2)(b). If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(ii) Company’s Failure to Timely Convert. If the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC, as applicable, for the number of shares of Common Stock to which the Holder is entitled upon conversion of any Conversion Amount (including by way of Automatic Conversion) on or prior to the date which is three (3) Trading Days after the Conversion Date (a “Conversion Failure”) (other than a failure to convert by reason of Section 3(d)), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (x) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder’s conversion of any Conversion Amount shall terminate, or (y) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock or credit such Holder’s balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (I) such number of shares of Common Stock, times (II) the Closing Bid Price on the Conversion Date. For purposes of clarity, the foregoing provision of this Section 3(c)(ii) shall not apply to any failure or purported failure by the Company to issue shares of Common Stock by virtue of a dispute between any holder of the Notes and the Company regarding the number of shares of Common Stock to which such holder is entitled upon conversion of the applicable Conversion Amount, solely to the extent of the shares in dispute (a “Conversion Dispute”), and any such failure or purported failure to issue any such shares in dispute by virtue of a Conversion Dispute shall not be deemed a “Conversion Failure” or a failure by the Company otherwise to timely deliver the applicable shares in accordance with and in full satisfaction of the applicable provisions of any of the Notes for so long as the applicable Conversion Dispute continues.

(iii) Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign or sell all or part of any Registered Note by a Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 18. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Principal amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges, if any, converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note to which Section 23 applies, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 23.

(d) Limitations on Conversions. The Company shall not effect any conversion of this Note, and the Holder of this Note shall not have the right to convert any portion of this Note pursuant to Section 3(a), to the extent that after giving effect to such conversion, the Holder (together with the Holder’s affiliates) would beneficially own in excess of nine and ninety-nine one hundredths percent (9.99%) (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any Other Notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Section 3(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent Form 10-K, Form 10-Q, Form 8-K or other public filing with the SEC, as the case may be, (B) a more recent public announcement by the Company or (C) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of nine and ninety-nine one hundredths percent (9.99%) specified in such notice; provided that (x) any such increase or decrease will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (y) any such increase or decrease will apply only to the Holder and not to any other holder of Notes.

(4) RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default”:

(i) the suspension from trading or failure of the Common Stock to be listed on an Eligible Market for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period;

(ii) the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within ten (10) Business Days after the latter of (1) the applicable Conversion Date or, (2) in the event and solely to the extent there is an ongoing Conversion Dispute, the date that any such Conversion Dispute is finally resolved, or (B) notice, written or oral, to any holder of the Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes, other than pursuant to Section 3(d) and other than in connection with a Conversion Dispute;

(iii) at any time following the tenth (10th) consecutive Business Day that the Holder’s Authorized Share Allocation (as defined below) is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);

(iv) the Company’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company’s failure to pay any redemption amounts hereunder) or any other Note Transaction Document, except, in the case of a failure to pay Interest and/or Late Charges when and as due, in which case only if such failure continues for a period of at least five (5) Business Days;

(v) any default in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, Indebtedness, in the aggregate principal amount then outstanding of $5,000,000 or more (including for the avoidance of doubt the Company’s Existing Senior Notes), or any other defaults or other events on any Indebtedness of the Company or any of its Subsidiaries in an aggregate principal amount of $5,000,000 or more (including for the avoidance of doubt the Company’s Existing Senior Notes) such that the lenders or` holders of any such Indebtedness, after expiration of applicable grace periods, are entitled to declare it due and payable or otherwise cause to come due;

(vi) the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, United States Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator, custodian or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries,

(viii) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $5,000,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment; provided further, however, that this clause (viii) shall not apply to any such final judgment rendered against any Project Financing Subsidiary which does not also result in a direct liability or other Indebtedness of the Company or any of its Subsidiaries (other than any Project Financing Subsidiaries) in excess of $5,000,000;

(ix) other than as specifically set forth in another clause of this Section 4(a), the Company breaches any representation, warranty, covenant or other term or condition of any Note Transaction Document (provided that, with respect to the Amendment Agreements, only to the extent that a holder seeking to declare an Event of Default under this clause (ix) is party to or deemed a “Noteholder” under an Amendment Agreement), except, in the case of any such breach of a covenant or other term or condition of a Note Transaction Document which is curable, only if such breach continues for a period of at least fifteen (15) consecutive Business Days;

(x) any breach or failure in any respect to comply with Section 9 of this Note; or

(xi) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Note.

(b) Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall promptly (which shall be no more than five (5) Business Days after becoming aware of such Event of Default) deliver written notice thereof via facsimile and electronic mail or U.S. mail (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may submit a written notice to the Company (the “Event of Default Redemption Notice”) that, subject to the other provisions of this Section 4(b), requires the Company to redeem (an “Event of Default Redemption”) all or any portion of this Note held by the Holder, which Event of Default Redemption Notice shall indicate the Conversion Amount of this Note that the Holder is electing to require the Company to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (A) the sum of (1) the product of (x) the Conversion Amount to be redeemed and (y) the Redemption Premium and (2) any accrued and unpaid Interest and Late Charges, if any, on the Conversion Amount to be redeemed and Interest through the Event of Default Redemption Date (as defined below) and (B) the sum of (I) the product of (a) the Conversion Rate with respect to such Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice and (b) the greater of (1) the Closing Sale Price of the Common Stock on the date immediately preceding such Event of Default, (2) the Closing Sale Price of the Common Stock on the date immediately after such Event of Default and (3) the Closing Sale Price of the Common Stock on the date the Holder delivers the Event of Default Redemption Notice and (c) the Redemption Premium and (II) any Make Whole Amount and accrued and unpaid Interest on the Conversion Amount and Late Charges, if any, on such Conversion Amount and Interest through the Event of Default Redemption Date (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 12. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of the Company’s redemption of any portion of the Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Redemption Premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

(5) RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity (if a Person other than the Company) assumes in writing all of the obligations of the Company under this Note and the other Note Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction (which approval shall not be unreasonably withheld), including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes then outstanding held by such holder, having similar conversion rights and having similar ranking to the Notes, and satisfactory to the Required Holders. Upon the occurrence of any Fundamental Transaction, the Successor Entity (if a Person other than the Company) shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity (if a Person other than the Company) shall deliver to the Holder confirmation that there shall be issued upon conversion of this Note at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Company’s Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Notes prior to such Fundamental Transaction, the securities and other assets to which the Holder is entitled pursuant to Section 6(b). The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(b) Redemption Right. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control (such date of consummation of a Change of Control, the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice and ending twenty (20) Trading Days after the date of the consummation of such Change of Control, the Holder may require the Company to redeem (a “Change of Control Redemption”) all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to require the Company to redeem. The portion of this Note subject to redemption pursuant to this Section 5(b) shall be redeemed by the Company in cash at a price equal to the sum of (A) one hundred and twenty percent (120%) of the Conversion Amount being redeemed, and (B) any accrued and unpaid Interest and Late Charges, if any, on such Conversion Amount and Interest through the Change of Control Redemption Date (as defined below) (the “Change of Control Redemption Price”). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 12 and shall have priority to payments to stockholders in connection with a Change of Control. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(c) (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock, or in the event the Conversion Date is after the consummation of the Change of Control, shares or equity interests of the Successor Entity substantially equivalent to the Company’s Common Stock pursuant to Section 3. The parties hereto agree that in the event of the Company’s redemption of any portion of the Note under this Section 5(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Change of Control redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

(c) Adjustment to the Conversion Rate Upon a Change of Control.

(i) In connection with a Change of Control, if the Holder converts its Note at any time beginning on the date of the Change of Control Notice and ending at the close of business on the Trading Day immediately prior to the applicable Change of Control Date, the Company will increase the Conversion Rate per $1,000 principal amount of Notes converted by a number of additional shares (the “Additional Shares”) for such Note as described in Section 5(c)(ii) hereof; provided that (I) (A) such increase in the Conversion Rate shall not take place if such Change of Control is not consummated and (B) the Company shall issue shares of Common Stock at the Conversion Rate (without such increase) on or prior to the fifth (5th) Business Day following the Conversion Date and the Additional Shares described in Section 5(c) hereof will be issued after the later to occur of (x) the fifth (5th) Business Day following the Change of Control Date and (y) the fifth (5th) Business Day following the relevant Conversion Date; and (II) such increase in the Conversion Rate shall not take place in respect of any Change of Control in which (A) ninety-five percent (95%) of the consideration is common stock that is listed on an Eligible Market and has an average daily trading volume of at least $3,000,000 for the three (3) month period ending on the Change of Control Date and (B) as a result of such Change in Control, the Notes become convertible solely into such common stock. On and after the Change of Control Date, the Holder entitled to receive Additional Shares pursuant to this Section 5(c) shall receive the kind and amount of securities (of the Company or another issuer), cash and other property receivable upon such Change of Control by a holder of the number of shares of Common Stock into which such Note was convertible into immediately prior to such Change of Control, after giving effect to any adjustment event, based on the number of Additional Shares determined pursuant to Section 5(c)(ii).

(ii) The number of Additional Shares will be determined by reference to the table below, based on the Change of Control Date and the price of the Common Stock (the “Stock Price”). If the consideration for the Common Stock consists solely of cash, then the Stock Price will be the cash amount paid per share of the Common Stock in the Fundamental Transaction. Otherwise, the Stock Price will be the average of the Closing Sale Price per share of the Common Stock for the five (5) consecutive Trading Days immediately preceding the Change of Control Date.

Stock Price:	$1.52	$1.71	$1.93	$2.14	$2.57	$3.00	$3.42	$3.85	$4.28	$5.13	$5.99	$6.85	$7.70	$8.56
[ ]/[ ]/2009	85.8718	85.5997	82.1840	81.2346	80.4220	79.2841	79.0148	78.7743	77.2335	63.3550	47.9138	33.6640	29.9241	26.9311
4/1/2010	85.8718	84.7614	81.0337	80.0894	79.1443	77.5212	75.7195	75.3544	73.6623	58.2699	40.1136	22.6677	20.1497	18.1341
4/1/2011	85.8718	83.3416	79.0796	77.4389	77.2709	74.9863	74.0856	73.9028	71.8882	50.1691	29.4195	11.3340	10.0747	9.0669
4/1/2012	85.8718	11.8075	—	—	—	—	—	—	—	—	—	—	—	—

The Stock Prices and Additional Share amounts set forth in the table will be adjusted as of any date on which the Conversion Price of the Note are adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to the adjustment divided by a fraction, the numerator of which is the Conversion Price immediately prior to the adjustment to the Conversion Price and the denominator of which is the Conversion Price as so adjusted. Each of the Additional Share amounts set forth in the body of the table above shall be adjusted if and when the prices are adjusted, by multiplying such Additional Share amounts by a fraction, the numerator of which is the Conversion Price immediately prior to such adjustment and the denominator of which is the Conversion Price so adjusted.

(iv) The exact Stock Price and Change of Control Date may not be set forth in the table, in which case:

(A) If the Stock Price is between two Stock Prices in the table or the Change of Control Date is between two Change of Control Dates in the table, the number of Additional Shares will be determined by straight-line interpolation between the Additional Share amounts set forth the higher and lower Stock Prices and the two Change of Control Dates, as applicable, based on a three hundred and sixty-five (365)-day year;

(B) If the Stock Price is in excess of $8.56 per share (subject to adjustment in the same manner as the Stock Price), no Additional Shares will be added to the Conversion Rate; and

(C) If the Stock Price is less than or equal to $1.52 per share (subject to adjustment in the same manner as the Stock Price), no Additional Shares will be added to the Conversion Rate.

(6) RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (other than Pill Rights) (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note). The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(7) RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security, Existing Senior Note Exchange (as defined below) or Applicable Exchange (as defined below)) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance the Conversion Price then in effect shall be reduced to an amount equal to the product of (A) the Conversion Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Conversion Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received or receivable by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Conversion Price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance. For purposes of determining the adjusted Conversion Price under this Section 7(a), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company (subject to Section 7(a)(iii) hereof, without giving effect to any adjustments with respect to events that have yet to occur) with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company (subject to Section 7(a)(iii) hereof, without giving effect to any adjustments with respect to events that have yet to occur) with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 7(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options or Convertible Securities, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Options or Convertible Securities, or the rate at which any Options or Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time (other than Excluded Securities and other than the reset of the conversion price on the Company’s Existing Senior Notes on April 1, 2008), the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the

Subscription Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change, provided that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Options will be deemed to have been issued for a true value (the “Option Value”) and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (I) the aggregate consideration received by the Company, less (II) the Option Value. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received or receivable by the Company therefor (with such amounts to be determined, for Options or Convertible Securities, in the manner set forth in Section 7(a)(i) or Section 7(a)(ii), as applicable, giving effect to the issuance of all the Options or Convertible Securities included with the applicable issuance). If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash (including in connection with any acquisition by the Company or any of its subsidiaries of any assets or securities of any other entity as part of the Company or any of its subsidiaries acquiring or otherwise engaging in any strategic or other transaction with such other entity (any such acquisition or transaction, an “Applicable Transaction”)), the amount of the consideration other than cash received by the Company will be the fair value of such consideration received or receivable by the Company therefor (with such amounts to be determined, for Options or Convertible Securities, in the manner set forth in Section 7(a)(i) or Section 7(a)(ii), as applicable, giving effect to the issuance of all the Options or Convertible Securities included with the applicable issuance), except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the greater of (A) the value of such securities based on the Closing Sale Price of such securities on the most recent date preceding the date of receipt of such securities and, (B) if shares of Common Stock are issued, the market value of any shares of Common Stock issued by the Company for such securities based on the Closing Sale Price of such shares of Common Stock on the date of receipt of such securities, except in connection with an Applicable Transaction, in which case the amount of consideration received for purposes of this clause (B) shall be the Closing Sale Price of such shares of Common Stock on the most recent date preceding the date of the public announcement of the Applicable Transaction. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock dividend, stock split, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features) that, had it been expressly provided for by such provisions, would have required an adjustment in the Conversion Price, then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.

(d) De Minimis Adjustments. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 in such price; provided, however, that any adjustment which by reason of this Section 7(d) is not required to be made shall be carried forward and taken into account in any subsequent adjustments under this Section 7. All calculations under this Section 7 shall be made by the Company in good faith and shall be made to the nearest cent or to the nearest one hundredth of a share, as applicable. No adjustment need be made for a change in the par value or no par value of the Company’s Common Stock.

(e) Voluntary Adjustment By Company. The Company may at any time during the term of this Note reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(f) Special Adjustment in Connection with a Restructuring Involving the Company’s Existing Senior Notes. In connection with any restructuring or refinancing relating to the Existing Senior Notes of the Company (each, an “Existing Senior Note Exchange”), in the event that the Company issues or sells, or in accordance with Section 7(a) is deemed to have issued or sold, any shares of Common Stock to any holder of Existing Senior Notes of the Company (or any affiliate or designee of such holder) in exchange, in whole or in part (with such Common Stock being provided together with non-Common Stock consideration to implement such exchange), for any of the Existing Senior Notes of such holder, then immediately after such Existing Senior Note Exchange, the Conversion Price then in effect shall be equal to an amount that is the lower of (i) the Conversion Price for this Note in effect immediately prior to such Existing Senior Note Exchange and (ii) (A) the difference of (x) the principal amount of the Company’s Existing Senior Notes extinguished in such Existing Senior Note Exchange, minus (y) the amount of any cash provided by the Company as non-Common Stock consideration, if any, in such Existing Senior Note Exchange, minus (z) the fair value of any non-Common Stock consideration provided by the Company that is not cash, Common Stock, Options or Convertible Securities, if any, in such Existing Senior Note Exchange (as determined jointly by the Company and the Required Holders, provided, that if the parties are unable to reach agreement within ten (10) days of the applicable Valuation Event, such fair value shall be determined in accordance with the last two sentences of Section 7(a)(iv)), divided by (B) the number of shares of Common Stock issued or sold by the Company (or in accordance with Section 7(a) deemed to have been issued or sold) in such Existing Senior Note Exchange. If the Company engages in two or more Existing Senior Note Exchanges, the Conversion Price for this Note will be re-calculated after each Existing Senior Note Exchange.

(g) Special Adjustment in Connection with an Exchange Involving the Other Notes. In the event that the Company issues or sells, or in accordance with Section 7(a) is deemed to have issued or sold, any shares of Common Stock to any holder of Other Notes (or any affiliate or designee of such holder) in exchange (an “Applicable Exchange”), in whole or in part (with such Common Stock being provided together with non-Common Stock consideration to implement such exchange), for any of the Other Notes of such holder, then immediately after such Applicable Exchange, the Conversion Price then in effect shall be equal to an amount that is the lower of (i) the Conversion Price for this Note in effect immediately prior to such Applicable Exchange and (ii) (A) the difference of (x) the principal amount of Other Notes extinguished in such Applicable Exchange, minus (y) the amount of any cash provided by the Company as non-Common Stock consideration, if any, in such Applicable Exchange, minus (z) the fair value of any non-Common Stock consideration provided by the Company that is not cash, Common Stock, Options or Convertible Securities, if any, in such Applicable Exchange (as determined jointly by the Company and the Required Holders, provided, that if the parties are unable to reach agreement within ten (10) days of the applicable Valuation Event, such fair value shall be determined in accordance with the last two sentences of Section 7(a)(iv)), divided by (B) the number of shares of Common Stock issued or sold by the Company (or in accordance with Section 7(a) deemed to have been issued or sold) in such Applicable Exchange. If the Company engages in two or more Applicable Exchanges, the Conversion Price for this Note will be re-calculated after each Applicable Exchange.

(8) [INTENTIONALLY OMITTED]

(9) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(10) RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes equal to one hundred and fifty percent (150%) of the Conversion Rate with respect to the Conversion Amount of each such Note as of the Amendment Date. So long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, one hundred and fifty percent (150%) of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder as of the Amendment Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b) Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall as soon as practicable take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(11) AUTOMATIC CONVERSION.

(a) General. At any time after the Issuance Date (the “Automatic Conversion Eligibility Date”), (i) the Closing Sale Price of the Common Stock listed on the Principal Market or any other Eligible Market exceeds two hundred percent (200%) of the

Conversion Price then in effect for a period of thirty (30) consecutive Trading Days ending on the Trading Day immediately preceding the Automatic Conversion Notice Date (the “Automatic Conversion Measuring Period”), (ii) the average daily trading volume of the Common Stock trading on the Principal Market or any other Eligible Market over such Automatic Conversion Measuring Period equals or exceeds $3,000,000, and (iii) no Equity Conditions Failure has occurred and is continuing, the Company shall have the right to elect to automatically convert some or all of the Conversion Amount then remaining under this Note (the “Automatic Conversion Amount”) as designated in an Automatic Conversion Notice (as defined below) on the Automatic Conversion Date (as defined below) (an “Automatic Conversion”). Upon an Automatic Conversion, each holder of the Notes shall be entitled to receive the Conversion Shares and all other amounts, and shall be entitled to any and all other rights and benefits under the Note and the other Note Transaction Documents (provided that, with respect to the Amendment Agreements, only to the extent such holder is party to or deemed a “Noteholder” under an Amendment Agreement), as though such holder had delivered a Conversion Notice on the Automatic Conversion Date with respect to the Automatic Conversion Amount. The Company may exercise its right to require Automatic Conversion under this Section 11 by delivering a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Notes (the “Automatic Conversion Notice” and the date all of the holders received such notice is referred to as the “Automatic Conversion Notice Date”). The Automatic Conversion Notice shall be irrevocable. The Automatic Conversion Notice shall (x) state the date on which the Automatic Conversion shall occur (the “Automatic Conversion Date”) on the thirtieth (30th) Business Day following the Automatic Conversion Notice Date, (y) certify that there has been no Equity Conditions Failure and (z) state the aggregate Conversion Amount of the Notes which the Company has elected to be subject to Automatic Conversion from the Holder and all of the other holders of the Notes pursuant to this Section 11(a) (and analogous provisions under the Other Notes) on the Automatic Conversion Date. The Company may not effect more than one (1) Automatic Conversion. Notwithstanding anything to the contrary in this Section 11, at any time prior to the Automatic Conversion Date, the Automatic Conversion Amount may be converted, in whole or in part, by the Holder and the holders of Other Notes into Common Stock pursuant to Section 3. All Conversion Amounts converted by the Holder after the Automatic Conversion Notice Date shall reduce the Automatic Conversion Amount of this Note required to be converted on the Automatic Conversion Date. The Automatic Conversion Date shall be treated as a Conversion Date for purposes of this Note.

(b) Pro Rata Automatic Conversion Requirement. If the Company elects to cause an Automatic Conversion pursuant to Section 11(a), then it must simultaneously take the same action in the same proportion with respect to the Other Notes. If the Company elects to cause an Automatic Conversion pursuant to Section 11(a) (or similar provisions under the Other Notes) with respect to less than all of the Conversion Amounts of the Notes then outstanding, then the Company shall cause an Automatic Conversion of a Conversion Amount from each of the holders of the Notes equal to the product of (i) the aggregate Conversion Amount of Notes which the Company has elected to effect an Automatic Conversion pursuant to Section 11(a), multiplied by (ii) the fraction, the numerator of which is the sum of the aggregate principal amount of the Notes held by such holder of outstanding Notes as of the Amendment Date and the denominator of which is the sum of the aggregate principal amount of the Notes held by all holders holding outstanding Notes as of the Amendment Date (such fraction with respect to each holder is referred to as its “Automatic Conversion Allocation Percentage”, and

such amount with respect to each holder is referred to as its “Pro Rata Automatic Conversion Amount”); provided, however that in the event that any holder’s Pro Rata Automatic Conversion Amount exceeds the outstanding Principal amount of such holder’s Note, then such excess Pro Rata Automatic Conversion Amount shall be allocated among the remaining holders of Notes in accordance with the foregoing formula. In the event that the initial holder of any Notes shall sell or otherwise transfer any of such holder’s Notes, the transferee shall be allocated a pro rata portion of such holder’s Automatic Conversion Allocation Percentage and Pro Rata Automatic Conversion Amount.

(12) REDEMPTIONS.

(a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice (the “Event of Default Redemption Date”). If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder (i) concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and (ii) within five (5) Business Days after the Company’s receipt of such notice otherwise (such date, the “Change of Control Redemption Date”). In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount and (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 18(d)) to the Holder representing such Conversion Amount to be redeemed. Upon receipt of such notice from the Holder and the Company’s performance of its obligations in the previous sentence, the applicable redemption notice shall be deemed to have never been delivered by the Holder for purposes of the Notes.

(b) Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b), Section 5(b), or Section 12 (each, an “Other Redemption Notice”), the Company shall immediately, but no later than one (1) Business Day following its receipt thereof, forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company’s receipt of the Holder’s Redemption Notice and ending on and including the date which is three (3) Business Days after the Company’s receipt of the Holder’s Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the

Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven Business Day period.

(13) VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, including, but not limited to, the Delaware General Corporation Law, and as expressly provided in this Note.

(14) COVENANTS.

(a) Rank. All payments due under this Note (a) shall rank pari passu with obligations represented by all Other Notes and (b) shall rank senior to or pari passu with all other Indebtedness of the Company and its Subsidiaries other than Permitted Indebtedness (including, without limitation, any Permitted Liens on Permitted Indebtedness).

(b) Incurrence of Indebtedness. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur any Indebtedness, other than Permitted Indebtedness.

(c) Existence of Liens. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

(d) Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, prepay or make any voluntary payments (other than scheduled payments of principal and interest) in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than this Note and the Other Notes), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

(e) Restriction on Redemption and Cash Dividends. The Company shall not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock, other than (i) repurchases of equity from current or former employees, officers or directors of the Company or any of its subsidiaries and (ii) payments deemed to have occurred in connection with the exercise of warrants, options or similar instruments, or upon withholding of stock in connection with the grant or vesting of restricted stock or restricted stock units.

(f) Change in Nature of Business. The Company shall not engage, or permit any of its Subsidiaries to engage, in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the Issuance Date or any business substantially related, complementary or incidental thereto.

(g) Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (i) in connection with any transaction permitted under this Note or where the failure to so maintain and preserve, or become and remain in good standing, would not reasonably be expected to have a Material Adverse Effect and (ii) nothing in this Section 14(g) shall prohibit the Company or any of its Subsidiaries from engaging in a Fundamental Transaction, a Change of Control, or any sale or any other type of transaction involving all or any part of any subsidiary, business unit or operating unit, whether by stock sale, merger, asset sale or otherwise.

(h) Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which in the judgment of the Company are necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, with the provisions of all leases to which it is a party as lessee or under which it occupies property, in each case so as to prevent any loss or forfeiture thereof or thereunder, except where any such loss or forfeiture would not reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this Section 14(h) shall prevent the Company or any of its Subsidiaries from (i) discontinuing the operation or maintenance of such property, or disposing of it, if such discontinuance or disposal is, in the reasonable judgment of the Company or such Subsidiary, desirable in the conduct of its business and not materially adverse to the Holder and the holders of the Other Notes or (ii) engaging in a transaction otherwise permitted by this Note (including, without limitation, a Fundamental Transaction, a Change of Control, or any sale or any other type of transaction involving all or any part of any subsidiary, business unit or operating unit, whether by stock sale, merger, asset sale or otherwise).

(i) Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is reasonably sufficient and customary for similar businesses similarly situated.

(j) Existing Senior Notes. The Company shall not repay, restructure, amend the terms of, redeem, exchange for, or otherwise repurchase all or any portion of the Company’s outstanding Existing Senior Notes, except for (i) repayments or redemptions required pursuant to the terms thereof, (ii) any Permitted Exchange, and (iii) any such amendments that do not materially adversely affect the Holder.

(k) Additional Notes; Variable Securities; Dilutive Issuances; Subsequent Placement. So long as any Person beneficially owns any Notes, the Company will not issue any Notes other than as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes. For so long as any Notes remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price with respect to the Common Stock into which any Note is convertible.

(l) Asset Dispositions and Uses of Proceeds. The Company shall not engage, and shall not permit any of its Subsidiaries to engage, in a sale, transfer, hypothecation, contribution, license or other disposition of any assets of the Company or any of its Subsidiaries at any time when the Company is subject to any formal bankruptcy proceeding under Bankruptcy Laws. Any sale, transfer, hypothecation, contribution, license or other disposition of assets not prohibited pursuant to the immediately preceding sentence is referred to herein as a “Permitted Disposition.” In the event of any Permitted Disposition, the Company shall not use the proceeds from such disposition to (i) pay any cash dividend or other distribution on its capital stock, (ii) repurchase shares of its capital stock (other than as permitted under Section 14(e)) or (iii) redeem, defease, repurchase, prepay or make any voluntary payments (other than Permitted Payments) in respect of all or any portion of Indebtedness of the Company or any of its Subsidiaries.

(15) PARTICIPATION. The Holder, as the holder of this Note, shall be entitled to receive such dividends paid and distributions (other than Pill Rights) made to the holders of Common Stock to the same extent as if the Holder had converted this Note into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock. The Holder, as the holder of this Note, shall be entitled to receive any Pill Rights (or, at the option of the Holder, to the extent such Pill Rights become exercisable or have been exercised into equity interests of the Company or any other distribution is made of equity interests of the Company to holders of such Pill Rights, such equity interests of the Company) made to the holders of shares of Common Stock concurrently with any issuance of shares of Common Stock upon conversion of this Note or otherwise as Interest Shares hereunder to the same extent as if the Holder had converted this Note into such shares of Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividend or distribution of Pill Rights; provided that such Pill Rights have not been exercised and expired according to their terms.

(16) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders shall be required for any change or amendment to this Note or the Other Notes. No consideration shall be offered or paid to any holder of Notes to amend or consent to a waiver or modification of the Notes unless the same consideration also is offered to all holders of the Notes.

(17) TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(g) of the Securities Purchase Agreement and the applicable provisions of this Note. Solely with respect to the Notes issued to holders party to or deemed “Noteholders” under any Amendment Agreement (such Notes, the “Agreement Notes”), upon any sale or transfer of all or any portion of the Agreement Notes (each, a “Transferred Note”) to any Person, such Person by accepting such Transferred Note automatically agrees to be bound by all the terms and conditions of the Amendment Agreement thereunder with respect to such Transferred Note.

(18) REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 18(d)), recorded in the Register as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 18(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 18(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 18(a) or Section 18(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v)

shall represent accrued and unpaid Interest and Late Charges, if any, on the Principal and Interest of this Note, from the Issuance Date.

(19) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Note Transaction Documents (provided that, with respect to the Amendment Agreements, only to the extent the Holder is party to or deemed a “Noteholder” under an Amendment Agreement) at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue any contract damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(20) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) after an Event of Default has occurred and is continuing this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights that constitutes an Event of Default and involves a claim under this Note (which, for purposes of clarity, shall not include the process whereby the Existing Notes were amended and restated and replaced and superseded in their entirety by the Notes), then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

(21) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and each of the holders of the Other Notes and shall not be construed against any person as the drafter hereof. “Including” means including without limitation. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(22) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(23) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price or the arithmetic calculation of the Conversion Rate, the Conversion Price or any Redemption Price, the Company

shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) Business Day of receipt, or deemed receipt, of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Trading Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one (1) Trading Day submit via facsimile (a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate, Conversion Price or any Redemption Price to an investment banking firm or independent and outside accountants of national standing. The Company, at the Company’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(24) NOTICES; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) within one (1) Business Day of any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment; (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock (other than with respect to any Pill Rights), (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; and (iii) at least twenty-four (24) hours prior to the date on which the Company closes its books or takes a record with respect to any Pill Rights, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b) Payments. Unless otherwise specified in this Note, whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the purchasers of the Existing Notes, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business

Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which Interest due on this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. Any amount of Principal or other amounts due under the Note Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fifteen percent (15%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

(25) CANCELLATION. After all Principal, accrued Interest and other amounts, if any, at any time owed on this Note have been paid in full, this Note shall automatically be deemed cancelled, shall be surrendered to the Company for cancellation and shall not be reissued.

(26) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

(27) GOVERNING LAW; JURISDICTION; JURY TRIAL. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address it set forth on the signature page hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(28) JUDGMENT CURRENCY.

(a) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 28 referred to as the “Judgment Currency”) an amount due in United States dollars under this Note, the conversion shall be made at the Exchange Rate prevailing on the business day immediately preceding:

(i) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 28(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).

(b) If in the case of any proceeding in the court of any jurisdiction referred to in Section 28(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of United States dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Note.

(29) SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the prohibition, invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(30) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “Approved Stock Plan” means any employee benefit or equity incentive plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer, director or consultant for services provided to the Company , including the Verenium Corporation 1999 Employee Stock Purchase Plan and the Verenium Corporation 2007 Equity Incentive Plan.

(b) “Bloomberg” means Bloomberg Financial Markets.

(c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d) “Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(e) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg or the Principal Market, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg or the Principal Market, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotations Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

(f) “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 7(a)(i) and 7(a)(ii) hereof (giving effect to the issuance of all the Options or Convertible Securities included with the applicable issuance), plus the number of shares of Common Stock which are issuable upon the exercise or conversion of all Options or Convertible Securities outstanding at such time, regardless, in each case, of whether the Options or Convertible Securities are actually vested or exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon conversion of the Notes.

(g) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(h) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

(i) “Eligible Market” means the Principal Market, the American Stock Exchange, The New York Stock Exchange, Inc., The NASDAQ Global Select Market, or The NASDAQ Capital Market.

(j) “Equity Conditions” means that each of the following conditions is satisfied: (i) on each day during the period beginning sixty (60) days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), either (x) the Registration Statement (as defined in the Registration Rights Agreement, the “Registration Statement”) filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all of the Registrable Securities relating to such issuance in accordance with the terms of the Registration Rights Agreement and there shall not have been any Grace Periods (as defined in the Registration Rights Agreement) or (y) all shares of Common Stock issuable upon conversion of the Notes, exercise of the Warrants (solely in the event of cashless exercise thereof), and to the extent the issuance covers Interest Shares, as Interest Shares, shall be eligible for sale without restriction pursuant to Rule 144 and without the requirement for the Company or any of its Subsidiaries to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on the Principal Market or any other Eligible Market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by such exchange or market have occurred or be pending either (A) following written notice from such exchange or market of the actual commencement of delisting or suspension proceedings by such exchange or market received on any day during or prior to the Equity Conditions Measuring Period or (B) by falling below the then effective minimum listing maintenance requirements for the applicable time prior to receiving notice of non-compliance of such exchange or market as measured on any day during the Equity Conditions Measuring Period; (iii) during the six (6) month period ending on and including the date immediately preceding the applicable date of determination, the Company shall have delivered shares of Common Stock upon conversion of the Notes and upon exercise of the Warrants to the holders on a timely basis as set forth in Section 3(c)(ii) hereof (and analogous provisions under the Other Notes) and Section 1(a) of the Warrants; (iv) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 3(d) hereof and the rules or regulations of the Principal Market or any applicable Eligible Market; (v) during the Equity Conditions Measuring Period, the Company shall not have failed to timely make any payments within five (5) Business Days of when such payment is due pursuant to any Note Transaction Document that shall not have been cured; (vi) during the Equity Conditions Measuring Period, there shall not have occurred either (A) the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated, or (B) an Event of Default or (C) an event that with the passage of time or giving of notice would constitute an Event of Default; (vii) the Company shall have no knowledge of any fact that would cause (x) the Registration Statement required pursuant to the Registration Rights Agreement not to be effective and available for the resale of all remaining Registrable Securities registered under such Registration Statement or Registration Statements or (y) any shares of Common Stock issuable upon conversion of the Notes, issuable upon exercise of the Warrants (solely in the event of cashless exercise thereof) and issuable as Interest Shares not to be eligible for sale without restriction pursuant to Rule 144 and without the requirement by the Company or any of its Subsidiaries to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act; and (ix) the Company otherwise shall have been in compliance with and shall not have breached any provision, covenant, representation or warranty of any Note Transaction Document (provided that, with respect to the Amendment Agreements, only to the extent such holder with respect to which compliance with the Equity Conditions is being determined is party to or deemed a “Noteholder” under an Amendment Agreement) that shall not have been cured prior to the Equity Conditions Measuring Period.

(k) “Equity Conditions Failure” means that (i) on any day during the period commencing ten (10) Trading Days prior to the applicable Interest Date through the applicable Interest Date, and (ii) on any day during the period commencing ten (10) Trading Days prior to the applicable Automatic Conversion Notice Date through the applicable Automatic Conversion Notice Date, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

(l) “Exchange Rate” means, in relation to any amount of currency to be converted into US dollars pursuant to this Note, the US dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(m) “Excluded Security” means (x) any Option, Convertible Security or Common Stock issued or issuable: (i) in connection with any Approved Stock Plan; (ii) upon conversion of the Existing Notes or the Notes or the exercise of the Warrants or issued as Interest Shares under the Existing Notes or the Notes; (iii) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date; and (iv) as a dividend to all the holders of Common Stock on the applicable record date with respect thereto and (y) any Pill Rights.

(n) “Existing Senior Notes” means, those certain 5.50% Convertible Senior Notes due 2027 issued by the Company to certain investors on March 28, 2007 and April 3, 2007, with an aggregate principal amount of $99.5 million outstanding as of the Amendment Date, provided that the terms of such Existing Senior Notes are not amended, modified or changed on or after the Amendment Date except in compliance with the applicable terms of this Note and no such amendment, modification or change involves (i) changing the maturity date of such Existing Senior Notes (or any indebtedness issued in exchange for such Existing Senior Notes) to an earlier date, (ii) changing the rank of such Existing Senior Notes (or any indebtedness issued in exchange for such Existing Senior Notes), including, without limitation, by the Company or any of its Subsidiaries granting any security interest (other than Permitted Liens) on any of its assets to any holder of Existing Senior Notes (or any Holder indebtedness issued in exchange for such Existing Senior Notes) or any agent thereof or (iii) increasing the principal amount of such Existing Senior Notes (or any indebtedness issued in exchange for such Existing Senior Notes) to the extent after such increase the Existing Senior Notes (together with any indebtedness issued in exchange for any Existing Senior Notes) then outstanding would not be Permitted Indebtedness hereunder.

(o) “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, if the holders of the Voting Stock of the Company immediately prior to such consolidation or merger shall hold or have the right to direct the voting of less than 50% of the Voting Stock of the Company or such other surviving Person immediately following such transaction, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) reorganize, recapitalize or reclassify its Common Stock, (v) any “person” or “group” (as these terms are used for purposes of Sections 14(d) and 15(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock or (vi) any “fundamental change” or “change of control” or similar event under the Indenture dated as of March 28, 2007 relating to the Company’s 5.50% Convertible Senior Notes due 2027 (it being understood by the Company and the Holder, by way of example, that a sale of all of the assets related to the Company’s specialty enzymes business shall not be considered a “Fundamental Transaction”).

(p) “GAAP” means United States generally accepted accounting principles, consistently applied.

(q) “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than time-based non-exclusive licenses or trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) the capitalized portion or principal equivalent of any monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by such Person, even if such Person has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(r) “Interest Conversion Price” means that price equal to ninety-five percent (95%) of the arithmetic average of the Weighted Average Price of the Common Stock on each of the ten (10) consecutive Trading Days immediately preceding the applicable Interest Date or Conversion Date, as applicable (each, an “Interest Measuring Period”). All such determinations to be appropriately adjusted for any share split, share dividend, share combination or other similar transaction that proportionately decreases or increases the Common Stock during the applicable Interest Measuring Period.

(s) “Interest Notice Due Date” means the thirtieth (30th) Trading Day prior to the applicable Interest Date.

(t) “Interest Rate” means, during the period commencing on the Issuance Date and ending on the Maturity Date, 8.0% per annum, in each case, subject to adjustment as set forth in Section 2.

(u) “Make-Whole Amount” means, as to any Conversion Amount on any Conversion Date, as to any Automatic Conversion on any Automatic Conversion Date or Event of Default Redemption Date, the amount of any Interest that, but for (i) the Holder’s exercise of its conversion right pursuant to Section 3(c)(i), (ii) an Automatic Conversion pursuant to Section 11, or (iii) an Event of Default Redemption pursuant to Section 4(b), would have accrued with respect to the Conversion Amount being converted or redeemed under this Note at the Interest Rate for the period from the applicable Conversion Date, Automatic Conversion Date or Event of Default Redemption Date, as the case may be, discounted to present value, until the maturity date of this Note, using the published yield on two-year notes of the U.S. Federal Government on the determination date.

(v) “Market Price” means the Weighted Average Price of the Common Stock during the seven (7) Trading Days prior to the applicable date, but in no event greater than the Weighted Average Price of the Common Stock on the applicable date.

(w) “Material Adverse Effect” means (i) any material adverse effect, individually or taken as a whole, on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company or its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) or on the transactions contemplated hereby or in the other Note Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Note Transaction Documents, or (ii) with respect to Sections 14(g) and 14(h), any material adverse effect on any Holder of the Notes (solely in its capacity as a holder of Notes).

(x) “Note Transaction Documents” means the Amendment Agreements and the Transaction Documents (as defined in the Securities Purchase Agreement), in each case, as amended from time to time.

(y) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(z) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(aa) “Permitted Exchange” means any Existing Senior Note Exchange; provided that no Event of Default has occurred or is continuing immediately following such Existing Senior Note Exchange and the Company complies in all respects with the terms of this Note in connection with such Existing Senior Note Exchange (including, without limitation, Sections 7(f), 14(a), 14(b), 14(c), 14(d), 14(k) and 14(l)).

(bb) “Permitted Indebtedness” means (i) Indebtedness in an aggregate principal amount not to exceed $187,500,000 at any time outstanding (including the Indebtedness evidenced by this Note, the Other Notes and the Company’s Existing Senior Notes), (ii) Project Financing Indebtedness of any Subsidiary of the Company to the extent such Indebtedness is not a Contingent Obligation of, or issued or incurred with recourse to, the Company or any other Subsidiary (other than a Project Financing Subsidiary), (iii) the Indebtedness evidenced by this Note and the Other Notes; (iv) Indebtedness owed by any Subsidiary of the Company to the Company or any other Subsidiary of the Company, (v) unsecured Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Holder and approved by the Holder in writing, and which Indebtedness does not provide at any time for (A) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later, or (B) total interest and fees at a rate in excess of 25% per annum (provided, that cash interest payable on such Indebtedness shall not exceed $5.5 million annually); and (vi) Indebtedness constituting the extension, renewal, refinancing or replacement of any Indebtedness referred to in the preceding clauses (iii) through (v) above, provided that (A) the principal amount of the Indebtedness being extended, renewed, refinanced or replaced does not increase, (B) total interest and fees thereunder do not exceed 25% per annum (provided, that cash interest payable on such Indebtedness shall not exceed $5.5 million annually), (C) the maturity of such Indebtedness being extended, renewed, refinanced or replaced is not shortened, (D) the repayment of such Indebtedness being extended, renewed, refinanced or replaced is not accelerated and (E) no other terms of such Indebtedness being extended, renewed, refinanced or replaced are modified in a manner that, taken as a whole, would be materially adverse to the Holder.

(cc) “Permitted Liens” means (i) any Lien for taxes, assessments or other governmental charges (including without limitation in connection with workers’ compensation and unemployment insurance) not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as liens of mechanics, materialmen, warehousemen, carriers, landlords and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) to finance the construction, purchase or lease of (including without limitation capital leases), repairs, improvements or additions to, any property, plant or equipment of the Company or any of its Subsidiaries, or (B) existing on such property, plant or equipment at the time of its acquisition; provided, however, that the Lien is confined solely to the property, plant or equipment so acquired and repairs, improvements or additions thereon, and the proceeds of such property, plant or equipment, (v) Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any subsidiary; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any Subsidiary other than the property or assets acquired and the proceeds and products thereof and were not incurred in anticipation of such Person becoming a Subsidiary; (vi) easements, rights-of-way, municipal and zoning and building ordinances and similar charges, encumbrances, title defects or other irregularities, governmental restrictions on the use of property or conduct of business, and Liens in favor of governmental authorities and public utilities, that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries, taken as a whole; (vii) any option or other agreement to purchase any asset of the Company or any Subsidiary the purchase, sale or other disposition of which is not prohibited by any other provision of this Note; (viii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business of the Company or any of its Subsidiaries; (ix) Liens granted in connection with any Permitted Indebtedness so long as the Notes are secured equally and ratably with such Permitted Indebtedness; (x) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) through (ix) above; provided, however, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Liens and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase; (xi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole; (xii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods; (xiii) Liens arising from judgments, decrees or attachments in circumstances not constituting an

Event of Default under Section 4(a)(viii); (xiv) Liens on amounts deposited in connection with obtaining worker’s compensation or other unemployment insurance; (xv) Liens on amounts deposited in connection with the making or entering into of bids, tenders or leases in the ordinary course of business; (xvi) Liens on amounts deposited as security for surety or appeal bonds; (xvii) rights of setoff or bankers’ liens on deposits of cash in favor of banks, brokerage firms or other financial institutions, solely to the extent incurred in connection with the maintenance of accounts maintained with such institutions in the ordinary course of business; (xviii) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent such financing is permitted under the definition of Permitted Indebtedness; (xix) Liens evidenced by the filing of a precautionary Uniform Commercial Code financing statements; (xx) Liens arising from providing cash collateral to be held by an issuer of a letter of credit that constitutes Permitted Indebtedness; (xxi) Liens that replace Permitted Liens securing Indebtedness that is being extended, refinanced, modified or amended into Indebtedness that constitutes Permitted Indebtedness under clause (viii) of the definition of Permitted Indebtedness so long as, if the Permitted Liens being replaced equally and ratably secured the Notes, the Liens that replace such Permitted Liens shall equally and ratably secure the Notes; provided, however, that such replacement Liens do not encumber any property that was not already encumbered by the Permitted Liens being replaced; and (xxii) Liens incurred in connection with lease arrangements, including Liens incurred in connection with letters of credit or other credit support associated therewith.

(dd) “Permitted Payments” means (i) any scheduled payments of principal and interest in respect of any Permitted Indebtedness of the Company or any of its Subsidiaries, or (ii) any reasonable fees, costs or expenses related to any Permitted Disposition (including, without limitation, any reasonable related legal, banking, consulting, advisory or other similar fees, severance or other termination related payments triggered in whole or in part in connection with any Permitted Disposition, or contractual or other payments triggered in whole or in part in connection with any Permitted Disposition).

(ee) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(ff) “Pill Rights” means any rights issued by the Company pursuant to any so-called “poison pill” or similar Company rights plan entitling all holders of Common Stock of the Company to subscribe for or purchase equity interests of the Company, which rights are not exercisable until one or more Persons or “groups” (as defined in Rule 13d-5(b)(1) under the Exchange Act) has acquired beneficial ownership of shares of Common Stock in excess of the percentage threshold specified in such plan.

(gg) “Principal Market” means the NASDAQ Global Market.

(hh) “Project Financing Indebtedness” means any project financing Indebtedness of a Project Financing Subsidiary solely to the extent (i) such Indebtedness is not Indebtedness of the Company or any Subsidiary (other than a Project Financing Subsidiary) and (ii) such Indebtedness is expressly not recourse to the Company or any Subsidiary (other than a Project Financing Subsidiary).

(ii) “Project Financing Subsidiary” means any Subsidiary of the Company whose principal purpose is to incur Project Financing Indebtedness or to conduct the business activities business activities for which such Project Financing Indebtedness was incurred or to become an owner of interests in a Person so created to conduct the business activities for which such Project Financing Indebtedness was incurred.

(jj) “Redemption Notices” means, collectively, the Event of Default Redemption Notices and the Change of Control Redemption Notices, and, each of the foregoing, individually, a Redemption Notice.

(kk) “Redemption Premium” means (i) in the case of the Events of Default described in Section 4(a)(i) - (v) and (viii) - (xi), one hundred and twenty-five percent (125%) or (ii) in the case of the Events of Default described in Section 4(a)(vi) - (vii), one hundred percent (100%).

(ll) “Redemption Prices” means, collectively, the Event of Default Redemption Price and the Change of Control Redemption Price, and, each of the foregoing, individually, a Redemption Price.

(mm) “Registration Rights Agreement” means that certain registration rights agreement dated as of the Subscription Date by and among the Company and the initial holders of the Existing Notes relating to, among other things, the registration of the resale of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants.

(nn) “Required Holders” means the holders of Notes representing at least sixty-six and sixty-seven one hundredths percent (66.67%) of the aggregate principal amount of the Notes then outstanding.

(oo) “SEC” means the United States Securities and Exchange Commission.

(pp) “Securities Purchase Agreement” means that certain securities purchase agreement dated as of the Subscription Date by and among the Company and the initial holders of the Existing Notes pursuant to which the Company issued the Existing Notes and Warrants, as amended from time to time.

(qq) “Subscription Date” means February 22, 2008.

(rr) “Subsidiary” means any corporation or other entity in which a Person, directly or indirectly, owns or controls at least a majority of the outstanding shares of stock, or other ownership interests, having, by the terms thereof, the voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity.

(ss) “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person’s Parent Entity.

(tt) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(uu) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(vv) “Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

(ww) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions or by the Principal Market, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

(31) DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

VERENIUM CORPORATION

By:
Name:	James E. Levine
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT I

VERENIUM CORPORATION

CONVERSION NOTICE

Reference is made to the Amended and Restated Senior Convertible Note (the “Note”) issued to the undersigned by Verenium Corporation, a Delaware corporation (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock par value $0.001 per share (the “Common Stock”) of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Tax ID Number (if applicable):

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs American Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated             , 20     from the Company and acknowledged and agreed to by American Stock Transfer & Trust Company.

VERENIUM CORPORATION

By:
Name:
Title: